EXHIBIT 99.1
                    SELLER'S CLOSING STATEMENT

Seller:     Florida Income Fund II, Limited Partnership
Buyer:      American Heritage/Buckhead, L.P.
Property:   Town Center Shopping Center, Marco Island, Florida

Date of Closing:  July 1, 1996.
Purchase Price:   $12,000,000.00

EXPENSES:

      1.   Owner's Title Insurance             $    36,575.00
      2.   Documentary Stamps on Deed          $    84,000.00
      3.   Title Search                        $       650.00
      4.   1996 Real Estate Taxes,
           prorated                            $    38,599.43
      5.   1996 Personal Property Taxes,
           prorated                            $          N/A
      6.   Rents, prorated                     $            0
      7.   Seller's Attorney Fee payable to
           Norman A. Hartman, Jr., P.A.        $    15,750.00
      8.   Copies, postage, Federal Express,
           facsimile, long distance
           calls (est)                         $       260.00
      9.   NationsBank Mortgage
           Payoff (6/27/96)                    $ 5,800,885.73
      10.  Recording of Affidavits of
           Partnership                         $        73.50
      11.  Deposit from Buyer                  $   130,000.00
      13.  Real Estate Commission              $   240,000.00
      14.  Security Deposits                   $    77,461.72
      15.  Prepaid Rent (Aslan Cleaners)       $     1,757.50
                                                _____________
           TOTAL EXPENSES                      $ 6,426,012.88

PURCHASE PRICE LESS EXPENSES:                  $ 5,573,987.12

I HEREBY CERTIFY THE ABOVE TO BE TRUE AND CORRECT:

FLORIDA INCOME FUND II, LIMITED PARTNERSHIP

BY:   MARINER CAPITAL MANAGEMENT, INC. a Florida Corporation, its
      Managing General Partner

BY:   LAWRENCE A. RAIMONDI          FEDERAL TAX ID NO. 31-1168320
      PRESIDENT
      (SIGNATURE)

      CORPORATE SEAL
      (SEAL)